EXHIBIT 23.2


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM


      We consent to the use in this Registration Statement on Form SB-2 of Astrata Group Incorporated of our report dated September 27, 2004, appearing in the Prospectus, which is part of this Registration Statement.

      We also consent to the reference to us under the headings "Selected Financial Information" and "Experts" in the Prospectus.



/s/ BKR LOGISTA INCORPORATED



June 24, 2005
Stellenbosch, South Africa